CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS AND ENCLOSED BY BRACKETS. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


--------------------------------------------------------------------------------


                      CONVERTIBLE NOTE PURCHASE AGREEMENT

                                 by and between

                            ANSYS DIAGNOSTICS, INC.

                                      and

                          MOLECULAR INNOVATIONS, INC.

                             Dated February 5, 1999


--------------------------------------------------------------------------------

                                                                 EXHIBIT 10.17

                       CONVERTIBLE NOTE PURCHASE AGREEMENT


        THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (this "Agreement") dated as of February 5, 1999, is between Molecular Innovations, Inc. (the "Company"), a Delaware corporation with principal offices at 717 Yosemite Circle, Denver, Colorado 80220, and Ansys Diagnostics, Inc. ("Holder"), a California corporation with principal offices at 25200 Commerce Centre Drive, Lake Forest, California 92630.

                                    Recitals

        A. The Company wishes to sell up to $788,640 principal amount of its 9% Convertible Notes due July 31, 2000 to Holder (the "Convertible Note").

        B. Holder wishes to purchase $300,000 principal amount of the Convertible Notes (the "Note"), on the terms and subject to the conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the above recitals and the mutual covenants contained herein, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        The following terms shall have the meanings indicated whenever used herein:

        Charter Documents shall mean the Certificate of Incorporation, all Certificates of Designation, the By-laws of the Company and all other governing documents, together with all amendments to any of the foregoing.

        Common Stock shall mean (i) the common stock of the Company, $.01 par value per share; (ii) any other capital stock of the Company into which such common stock is converted, exchanged, reclassified or reconstituted; (iii) any warrants or options exercisable for any of the foregoing; and (iv) any right to receive any of the foregoing other than upon conversion of any security convertible into any of the foregoing.

        Company shall mean Molecular Innovations, Inc., a Delaware corporation.

        Holder shall mean Ansys Diagnostics, Inc. The Term "Holder" shall also include any and all successors of Holder and any endorsees, transferees, and assigns of the Note.

        Preferred Stock means any series of preferred stock of the Company, including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock currently authorized by the Charter Documents and the new series of Preferred Stock to be authorized and issued in connection with the Next Equity Round and upon conversion hereof.

        Secretary of State shall mean the Secretary of the State of Delaware.

        Securities Act shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.

        SEC shall mean the United States Securities and Exchange Commission.

        Series A Preferred Stock shall mean the Series A Preferred Stock, $.01 par value per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted or any securities convertible into, or exchangeable or exercisable for, any of the foregoing, in each case, at any time outstanding.

        Series B Preferred Stock shall mean the Series B Preferred Stock, $.0l par value per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted or any securities convertible into, or exchangeable or exercisable for, any of the foregoing, in each case, at any time outstanding.

        Series C Preferred Stock shall mean the Series C Preferred Stock, $.01 par value per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted or any securities convertible into, or exchangeable or exercisable for, any of the foregoing, in each case, at any time outstanding.

        Subsidiary or Subsidiaries shall mean any corporation or other entity, a majority of the voting power of which is, at the time as of which any determination is being made, held by the Company either directly or through one or more subsidiaries.

        Other Defined Terms. The following terms shall have the meanings specified in the Sections set forth below:

  Term                                                    Section
  ----                                                    -------
  Closing Date                                             2.02
  Conversion Rate                                          7.01
  Conversion Shares                                        7.01
  Events of Default                                        8.01
  Financial Statements                                     4.05
  Holder's Designee                                        3.06
  Investors Rights Agreement                               3.06
  Next Equity Round                                        7.01
  Maturity Date                                            2.06
  Proprietary Information                                  6.08

                                   ARTICLE II
                                    THE NOTE

        Section 2.01. Execution and Delivery of the Note. Subject to the terms and conditions of this Agreement, on the Closing Date, the Holder shall purchase and pay for the Note, and the Company shall execute and deliver to Holder the Note substantially in the form attached hereto as Exhibit A. The Note shall incorporate the terms of this Agreement and shall be dated the Closing Date.

        Section 2.02. Closing Date. Subject to the satisfaction or waiver of the conditions specified in Article III, below, the closing of the sale and purchase of the Note shall take place at the offices of Holme Roberts & Owen LLC, 1401 Pearl Street, Suite 400, Boulder, Colorado, at 10:00 a.m. on February 5, 1999, or at such other place, date and time as may be mutually agreed upon by the Holder and the Company (such date and time of closing being herein called the "Closing Date").

        Section 2.03. Material Terms of Note. The Note shall be substantially in the form attached hereto as Exhibit A and shall include and incorporate the following terms and conditions:

               (a) Principal Amount. The purchase price, principal amount and face amount of the Note shall be $300,000.

               (b) Interest. The Company hereby promises to pay interest on the unpaid principal amount of the Note for the period commencing on the date of the Note until such Note is paid in full at nine percent (9%) per annum, compounded annually. During the first 12 months of the term of the Note, interest shall accrue but not be payable other than upon the occurrence of an Event of Default. Thereafter, accrued interest on the Note for each month shall be payable on the last day of the month. Interest accrued during the first 12 months of the term of the Note; together with accrued interest on such amount, shall be paid in equal quarterly installments over the remaining term of the Note. Interest shall be computed for the actual number of days elapsed on the basis of a 365-day year.

               (c) Maturity Date. The entire outstanding principal amount of the Note (if not converted), together with all accrued but unpaid interest thereon, shall be due and payable on July 31, 2000 (the "Maturity Date"). All payments of principal of, or interest on, the Note shall be made by the Company to Holder at the address set forth on the Note.

               (d) Prepayment. The principal indebtedness represented by the Note may not be prepaid in whole or in part, without the prior written consent of Holder, except as otherwise specifically provided in this Agreement.

               (e) Acceleration. Upon the occurrence of an Event of Default, as defined in Article VII, below, Holder may, but shall not be obligated to accelerate the Note and all principal, accrued but unpaid interest and other amounts due under the Note shall become immediately due and payable upon delivery of notice of such acceleration to the Company.


                                   ARTICLE III
                     CONDITIONS TO THE OBLIGATIONS OF HOLDER

        The obligation of Holder to purchase and pay for the Note is subject to the satisfaction, on or before the Closing Date, of the following conditions:

        Section 3.01. Approval and Delivery of Note. On or prior to the Closing Date, the Board of Directors of the Company shall have approved the execution, delivery and performance of this Agreement, the Note and the transactions contemplated hereby in accordance with the provisions of all applicable laws and regulations, the Company's Charter Documents and the terms of all material contracts and agreements to which the Company or its stockholders are parties and Holder shall have received the Note duly executed and delivered by the Company payable to the order of Holder.

        Section 3.02 Representations and Warranties. The representations and warranties contained in Article IV hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

        Section 3.03. Event of Default. No Event of Default or event which with the passing of time or giving of notice would constitute an Event of Default shall have occurred and be continuing or will result from the purchase of the Note or the subsequent conversion thereof or the Company's performance of its obligations hereunder or thereunder.

        Section 3.04. Opinion of the Company's Counsel. Holder shall have received from Holme Roberts & Owen LLP, counsel for the Company, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Holder and its counsel regarding, among other things, good standing, corporate authority, due authorization and execution, capital structure and exemption from registration requirements.

        Section 3.05. Supporting Documents. On or prior to the Closing Date, Holder and its counsel shall have received copies of all supporting documents and other information with respect to the Company as Holder or its counsel may reasonably request, including, without limitation, certified copies of the Charter Documents, together with any and all amendments thereto, and a certified copy of resolutions adopted by the Board of Directors the Company authorizing the transactions contemplated by this Agreement.

        Section 3.06. Board of Directors. On or before the Closing Date, but conditioned upon the purchase by Ansys Diagnostics, Inc. of $300,000 principal amount of the Convertible Notes, the Board of Directors of the Company shall have taken all action necessary to expand the number of members of the Company's Board of Directors to six and to elect Stephen K.

Schultheis as a representative of Holder to the Board of Directors of the Company (the "Holder's Designee") for a term of one year. In addition, at the Closing, Ansys Diagnostics, Inc. and [***] (the "Key Stockholders") shall execute a voting agreement (the "Voting Agreement") under which the parties agree that, at any annual meeting of stockholders held for the purpose of electing directors held after the Closing Date and before the second anniversary of the Closing Date, the Key Stockholders shall vote all of the shares of the Company's voting stock for Stephen K. Schultheis (or, if he is no longer employed by Ansys Diagnostics, Inc., another person designated by Ansys Diagnostics, Inc. and acceptable to the Company) as a candidate for the Board of Directors. The voting agreement shall expire on the first to occur of (i) the second anniversary of the Closing Date, (ii) the date upon which the percentage of the Company's outstanding voting securities (based on convertibility to common stock) held by Ansys Diagnostics, Inc. is less than 2.5%; and (iii) the closing of an initial public offering resulting in net proceeds to the Company of at least $15,000,000. The Holder's Designee shall not be the same person as the designee of the Investors and Series C Preferred Stockholders contemplated by that certain Investors Rights Agreement, executed by the Company and certain of its stockholders as of July 10, 1998 (the "Investors Rights Agreement"). The net result of this provision is that the Investors and Series C Preferred stockholders, voting as a group, shall designate one director pursuant to the terms of the Investors Rights Agreement and the Holder shall designate another director pursuant to the terms of the Voting Agreement.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Holder as follows:

        Section 4.01. Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on the business of the Company as now conducted and as proposed to be conducted.

        Section 4.02. Good Standing. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company or its business or properties.

        Section 4.03. Authorization, Enforceability. The execution, delivery and performance of this Agreement, the Note and the transactions contemplated hereby and the election of Holder's Designee to the Board of Directors of the Company have been, or prior to the Closing Date will have been, duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the sale of the Note and (except for actions needed to authorize and effect the Next Equity Round), the transactions contemplated hereby have been or will have been duly taken and approved. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally, (b) as limited by laws relating to the availability of specific performance,


[***] Confidential treatment has been requested for the redacted portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

injunctive relief or other equitable remedies and (c) that rights to indemnification and contribution may be limited by federal or state securities laws, rules or regulations or the policies underlying such laws, rules or regulations.

        Section 4.04. Capital Structure. Immediately prior to the Closing Date, the authorized capital stock of the Company shall consist of 200,000 shares of Common Stock, $.01 par value, and 100,000 shares of Preferred Stock, $.01 par value, of which 20,000 shares shall be designated as Series A Preferred Stock, 23,000 shares shall be designated as Series B Preferred Stock, and 3,000 shares shall be designated as Series C Preferred Stock. Immediately prior to the Closing Date, [***] shares of Common Stock, [***] shares of Series A Preferred Stock, [***] shares of Series B Preferred Stock, [***] shares of Series C Preferred Stock shall be issued and outstanding. All of the issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as expressly set forth on Schedule
4.04 hereto or in this Section 4.04, there are no outstanding options, warrants, rights (including conversion or preemptive rights or rights of first refusal) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Except for the rights of holders of the Series B Preferred Stock to purchase the Convertible Notes (which purchases could result in the issuance of up to $788,640 in principal amount of the Convertible Notes), and except as expressly set forth on Schedule 4.04 or as contemplated hereby, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director or stockholder of the Company.

        Section 4.05. Financial Statements. The Company has attached as Exhibit B its unaudited balance sheet and unaudited statements of operations, stockholders' equity and cash flows presenting the financial position of the Company at December 31, 1998 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, fairly present the financial condition and results of operations of the Company at and for the periods indicated, and to the knowledge of the Company and except as disclosed on Schedule 4.05, do not omit any material liabilities, contingent or other, of the Company that are required to be included therein in accordance with generally accepted accounting principles. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

        Section 4.06. Absence of Changes. Since December 31, 1998, except as otherwise set forth herein or on Schedule 4.06 hereto, there has not been:

               (a) any material change in the assets, liabilities, financial condition or operating results of the Company from those reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse;


[***] Confidential treatment has been requested for the redacted portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

               (b) any material damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company;

               (c) any waiver by the Company of a valuable right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company;

               (e) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or to which the Company or any of such assets or properties is subject;

               (f) to the Company's knowledge, any other event or condition of any character that could reasonably be expected to materially and adversely affect the assets, properties, financial condition, operating results or business of the Company;

               (g) any material sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other tangible or intangible assets;

               (h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except purchase money security interests, or leases, and except liens for taxes not yet due or payable;

               (i) any unpaid loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; or

               (j) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company.

        Section 4.07. No Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby (including the Sale of the Convertible Notes and the Conversion thereof, but excluding authorization of the Next Equity Round and related matters) nor the election of Holder's Designee to the Company's Board of Directors (a) will result in any violation of the Company's Charter Documents or any agreements between or among the stockholders of the Company; (b) will violate or conflict with or result in a default under any contract or agreement or any provision of any contract or agreement or other restriction of any kind to which the Company is a party or by which it is bound or to which its properties or assets are subject, other than violations or conflicts which in the aggregate do not and will not materially and adversely affect the property, financial condition or business of the Company; (c) will cause any acceleration of maturity of any obligation or loan to which the Company is a party or by which it is bound or with respect to which it is an obligor or guarantor; (d) will result in the creation or imposition of any lien, claim, charge, restriction or encumbrance of any kind whatever (other than in favor of Holder) upon or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the material properties, assets, business, agreements or contracts of the Company; or (e) to the knowledge of the Company will conflict with or constitute a violation of any provision of local, state, federal or foreign law, rule or regulation.

        Section 4.08. Compliance with Laws. The Company has complied with and is in compliance in all material respects with all federal, state and local statutes, laws, ordinances, regulations, rules, judgments, orders and decrees applicable to it and its assets, business and operations. There does not exist any valid basis for any claim of default under or violation of any statute, law, ordinance, regulation, rule, judgment, order or decree except such bases for any such claim of default or violation, if any, which in the aggregate do not and will not materially and adversely affect the property, operations, financial condition or prospects of the Company.

        Section 4.09. Affirmation of Series B Preferred Stock Purchase Representations and Warranties. All representations and warranties of the Company contained in that certain Series B Preferred Stock Purchase Agreement dated July 10, 1998 are, except as otherwise disclosed on Schedule 4.09 hereto, or in the Financial Statements, true and correct.

        Section 4.10. Information. No written material provided by the Company to Holder or its accountants, consultants, counsel or other advisors in connection with the transactions contemplated herein, as of their respective dates contained, nor does this Agreement contain, any untrue statement of a material fact or omit to state a material fact necessary to make information contained therein or herein not misleading.

        Section 4.11. Offering of the Note. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Note or any similar security of the Company has offered the Note or any similar security of the Company for sale to, or solicited any offers to buy the Note or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any person or persons other than Holder and existing stockholders of the Company; and neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Note under the Securities Act) which might subject the offering, issuance or sale of the Note to the registration provisions of the Securities Act.

        Section 4.12 Election of Holder's Designee. Effective as of the Closing Date, Holder's Designee will be duly elected as a member of the Board of Directors in accordance with the provisions of the Company's Charter Documents.

        Section 4.13 Year 2000 Readiness. The Company has conducted as assessment of the risk that the material products, services and processes of the Company are subject to risk of disruption or interruption by items that are not "Y2K Compliant" (defined as items that were designed, manufactured, written, sold, licensed, sublicensed, installed, provided and/or maintained with microchips, codes, and/or other devices using four digit or other year 2000 compliant date fields). The Company is not aware of any material product, service or process of the Company that is currently dependent on items owned or controlled by the Company that are not Y2K Compliant.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF HOLDER

        Holder represents and warrants to the Company that Holder is acquiring the Note being purchased by it hereunder, and will, upon conversion thereof, acquire the Conversion Shares, for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Holder further represents that it understands that:

               (a) neither the Note nor the Conversion Shares have been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof;

               (b) the Note, and, upon conversion thereof, the Conversion Shares, must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration;

               (c) the Note and the Conversion Shares will bear a legend to such effect; and

               (d) the Company will make a notation on its transfer books to such effect.

Holder further understands (i) that the exemption from registration afforded by Rule 144 under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis of sale of the Note and/or the Conversion Shares in limited amounts under certain conditions, and (ii) except as expressly provided in the Registration Rights Agreement, the Company makes no representation or agreements as to the availability of Rule 144.

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

        The Company covenants and agrees with Holder that so long as any amount is outstanding under the Note held by Holder, unless Holder shall otherwise consent in writing, the Company will:

        Section 6.01. Financial Statements, Reports. Furnish to Holder the following:

               (a) within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as of the end of such fiscal year and the related statement of income, changes in shareholders' equity and changes in financial position of the Company for the fiscal year then ended, together with supporting notes thereto;

               (b) within 30 days after the end of each calendar quarter in each fiscal year (other than the last calendar quarter in each fiscal year), similar financial statements to those referred to in paragraph (a) above unaudited but certified by the principal financial officer of the' Company, such balance sheet to be as of the end of such quarter and such statements of income, changes in shareholders' equity and changes in financial position to be for the period from the beginning of the fiscal year to the end of such calendar quarter, in each case subject to audit adjustments;

               (c) within 30 days after the end of each fiscal year of the Company, an annual business plan, including a budget and detailed financial projections and cash flow projections for each month during such year, all in reasonable detail together with underlying assumptions and including a detailed operating plan for the year;

               (d) at the same time as sent to stockholders, a copy of all financial statements, reports, notices and proxy statements sent by the Company to its stockholders;

               (e) promptly upon filing, copies of all registration statements, prospectuses, periodic reports and other documents filed by the Company with the SEC or any other governmental department, bureau, commission or agency;

               (f) promptly upon receipt thereof, copies of all other reports, if any, submitted to the Company by independent public accountants in connection with any annual or interim audit of the Company's books and records; and

               (g) promptly upon the occurrence thereof, notice of any (i) event which has had, or could have, a material adverse impact on the assets, business, prospects, condition, affairs or operations of the Company, the Company's ability to perform its obligations hereunder or under the Note or the Company's ability to consummate the Next Equity Round as contemplated hereby, (ii) the institution or threat of any material litigation or investigation or material disputes with customers, or (iii) the occurrence of any Event of Default or event which with the passage of time would constitute an Event of Default.

        The obligations of the Company under this Section 6.01 shall terminate upon conversion of the Note pursuant to Section 7.01.

        Section 6.02. Negative Covenants. The Company shall not take any of the actions subject to this Section 6.02 without the prior written consent of Holders owning at least a majority of the principal amount of the Convertible Notes then outstanding; provided, that in the case of paragraphs (b), (g) and
(h), a Holder shall not unreasonably withhold consent, and provided further, that in the case of paragraphs (a), (c), (d), (e) and (f), if any Holder refuses to give consent, the Company may elect to take the action for which consent was requested on the condition that the Company prepay the Holder's Note, and subject to such prepayment, that Holder's Note shall not be taken into account in determining whether consent has been obtained. The actions subject to this
Section 6.02 include and are limited to any action to:

               (a) authorize or issue any additional equity securities (including the issuance of shares other than the Conversion Shares in connection with the Next Equity Round) or enter into any agreement or understanding with respect thereto;

               (b) declare or pay any dividends or distributions on or and direct or indirect redemptions of any equity securities of the Company;

               (c) make any loan or advance to any person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business and on terms that are commercially reasonable or under the terms of an employee stock or option plan approved by the Board of Directors;

               (d) guarantee directly or indirectly, any indebtedness except for trade accounts of any subsidiary arising in the ordinary course of business and on commercially reasonable terms;

               (e) (i) merge with or into or consolidate with any other corporation or engage in any statutory share for share exchange, (ii) sell, lease or otherwise dispose of all or substantially all of its properties or assets, or any assets that are necessary for the conduct of the Company's business, (iii) acquire all or substantially all of the properties, assets or equity of any other corporation or entity, or (iv) dissolve, liquidate or wind up the Company;

               (f) incur any indebtedness or other liability other than in the ordinary course of business and on commercially reasonable terms;

               (g) amend any Charter Documents; or

               (h) engage in any transaction which involves dealings between the Company and its insiders or affiliates.

        The restrictions of the Company under this Section 6.02 shall terminate upon conversion of the Note pursuant to Section 7.01.

        Section 6.03. Maintenance of Corporate Status. Maintain its corporate existence in good standing under the laws of its jurisdiction of organization and any other states or jurisdictions in which its failure to qualify as a foreign corporation would have a material adverse effect on its operations or financial condition.

        Section 6.04. Compliance with Charter Documents and Laws. Comply in all material respects with its Charter Documents and other governing documents and all applicable local, state, federal and foreign laws, rules, regulations and orders.

        Section 6.05. Discharge of Obligations. Pay and discharge all taxes, assessments, and governmental charges lawfully levied or imposed upon it (in each case before they become delinquent and before penalties accrue), all lawful claims for labor, materials, supplies and rents, and all other debts and liabilities that if unpaid would, by law, be a lien or charge upon any of the asserts or properties of the Company or lead to suspension of the business of the Company (except to the extent contested in good faith by the Company and for which adequate reserves are established).

        Section 6.06. Maintenance of Properties. Maintain all real and personal property used in the business of the Company in good operating condition, and shall make all repairs, renewals, replacements, additions and improvements to those properties as are necessary or appropriate in the ordinary course of business.

        Section 6.07. Maintenance of Proprietary Information. Maintain all confidential information and intellectual property, including all rights relating to patents, trademarks, service marks, copyrights, tradenames, trade secrets and other intangible rights, information and property (collectively the "Proprietary Information"), and all applications and registrations therefor owned or held by the Company, in full force and effect, except as otherwise determined in the ordinary course of business. The Company shall not encumber or license others to use its Proprietary Information owned by it except in the ordinary course of the Company's business, and shall maintain the confidentiality and trade secret status of all Proprietary Information that is confidential except where disclosure is necessary to obtain copyright registrations or patents, or is necessary or desirable in the ordinary course of the Company's business. The Company shall enter into and maintain either an Employment Letter or a Confidentiality and Inventions Agreement, in a form approved by the Board of Directors, with each employee and, as appropriately modified, each consultant to the Company who has or is likely to have as part of their employment or association with the Company knowledge of the present Proprietary Information and any future information that would be considered Proprietary Information hereunder.

        Section 6.08. Insurance. Maintain in full force and effect (a) adequate insurance policies to protect its assets and businesses covering property damage by fire, business interruption or other casualty, sufficient in amount to allow it to replace any of its properties damaged or destroyed, and (b) insurance policies to protect against all liabilities, claims, and risks against which it is customary in amounts customary for companies similarly situated with the Company. The Company shall name Holder as an additional insured under all such policies.

        Section 6.09. Books and Records. The Company shall keep proper books of records and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with its existing practices.

        Section 6.10. Use of Proceeds. The Company shall use the proceeds from the sale of the Note for working capital in accordance with its business plan or otherwise as approved by the Board of Directors.

        Section 6.11. Next Equity Round. The Company shall use its best efforts to consummate the Next Equity Round on or before December 31, 1999 on terms and conditions consistent with Article VII, below. The Company shall keep Holder apprised of its progress and all negotiations with prospective investors.

        Section 6.12. Further Assurances. The Company, at its expense, will execute and deliver promptly to each Purchaser upon request all such other and further reasonable documents, agreements and instruments in compliance with or pursuant to its covenants and agreements herein, and will make any recordings, file any notices, and obtain any consents as may be necessary or appropriate in connection therewith.


                                   ARTICLE VII
                                CONVERSION RIGHTS

        Section 7.01. Conversion Upon Next Equity Round. The Company shall use its best efforts to raise on or before December 31, 1999 $1,500,000 from persons other than Holder in connection with the sale of Preferred Stock having rights and preferences acceptable to the Holders of the Convertible Notes (as provided in and subject to the prepayment provisions of Section 6.02(a) above) and subject to the limitations set forth below (the "Next Equity Round"). Upon the closing of the Next Equity Round, subject to the limitations set forth below, the entire principal and accrued interest outstanding under this Note shall automatically be converted, without any further action by the Company or the Holder of this Note, into fully paid and nonassessable shares of the same type and on the same terms (other than price) as are issued in the Next Equity Round (the "Conversion Shares"). The rate at which this Note shall be converted shall be the number of shares of Preferred Stock as would be issued in the Next Equity Round for an investment equal to 120% of the then unpaid original principal amount of the Note (the "Conversion Rate"). Upon conversion of the Note in connection with the Next Equity Round, Holder's rights under this Agreement and the Note shall be superseded by its rights with respect to the Conversion Shares received in and as defined by the terms of the Next Equity Round.

        Section 7.02. Rights and Preferences of Conversion Shares. The rights, preferences and privileges of the Conversion Shares shall, unless the Holders of Convertible Notes representing a majority of the outstanding principal amount of the Convertible Notes otherwise agree in writing, provide for rights, preferences and privileges that, at a minimum (i) are senior in right of payment upon a liquidation or dissolution to the Series A, B and C Preferred Stock and Common Stock, (ii) provide Holder with a liquidation preference equal to 120% of the principal amount of the Note, and (iii) are pari passus with the rights of the Series A, B and C Preferred Stock with respect to all other matters. In addition, upon issuance of the Conversion Shares, the Company and the recipients of the Conversion Shares shall enter into an agreement providing such Holders with information, registration, participation, rights of first refusal and other rights similar and on par with the rights granted to the investors in the Next Equity Round. In connection with the Next Equity Round, the Company shall take all action necessary to authorize a new series of Preferred Stock to be used both in connection with the Next Equity Round and as Conversion Shares that are consistent with the foregoing provisions and have been approved in accordance with Section 6.02(a). Notwithstanding anything to the contrary herein contained, unless the Next Equity Round is consummated on or before July 31, 2000, the Note will not be convertible into equity of any kind.

        Section 7.03. Method of Conversion. Subject to the foregoing limitations, upon the closing of the Next Equity Round, Holder shall surrender the Note to the Company, at its office designated as herein provided, and shall give written notice to the Company at said office that Holder elects to convert the Note and shall state in writing therein the name or names in which he wishes the certificate or certificates for the Conversion Shares to be issued, which shall be either Holder or an affiliate of Holder as to which all representations and warranties of Holder shall be true. As soon as practicable thereafter, the Company shall issue and deliver to the person for whose account such Note was so surrendered, or to his nominee or nominees, certificates for the number of Conversion Shares to which he shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share if not convertible into a number of whole shares. Subject to the following provisions, such conversion shall be deemed to have been made as of the date of such surrender of the Note to be converted, and the person or persons entitled to receive the Conversion Shares shall be treated for all purposes as the record holder or holders of such Conversion on such date. In no event nor under any circumstance may the Note be partially converted. The Company shall not be required to issue fractional shares of or scrip upon conversion of the Note. As to any final fraction of a share which Holder would otherwise be entitled to receive upon conversion of the
Note in the same transaction, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the current market price of such fractional interest based on the terms of the Next Equity Round.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

        Section 8.01. Events of Default. The occurrence of any of the following events shall constitute "Events of Default" hereunder and under the Note:

               (a) the Company shall default in the payment of any part of the principal of the Note or any other Convertible Note or interest thereon or the payment of any other amount due holders under the Convertible Notes or otherwise for more than 5 days after notice that the same is past due and payable, whether at maturity or by acceleration or otherwise;

               (b) the Company shall default (as principal or guarantor or other surety) either in the payment of the principal of, premium, if any, or interest on any indebtedness for borrowed money, other than the Convertible Notes, having a principal balance in excess of $25,000, or with respect to any of the provisions of any evidence of indebtedness for borrowed money, other than the Convertible Notes, having a principal balance in excess of $25,000, or any material agreement related to either thereof, and the maturity of such indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled;

               (c) any representation or warranty made by or on behalf of the Company herein in connection with the transactions contemplated hereby shall prove to have been false or incorrect in any material respect that would have a material adverse effect upon the Company's ability to perform its obligations under the Note or this Agreement on the date on or as of which made;

               (d) the Company shall fail to comply in any material respect with any covenants of the Company contained herein, in the Note or in the documents governing the Series B Preferred Stock, and such failure to comply continues for more than 10 days after receipt of notice of such failure;

               (e) a court having jurisdiction shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee (or similar official) of the Company for any substantial part of its property, or ordering the winding up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

               (f) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee (or similar official) of the Company for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of the foregoing; then and in any such event Holder may at any time (unless all defaults thereto shall have been remedied) at its option, by written notice to the Company, declare the Note to be due and payable, whereupon the same shall forthwith mature and become due and payable without presentment, demand, protest or other notice, all of which are hereby waived.

        Section 8.02. Remedies on and Notices of Default. In case any one or more Events of Default shall occur, Holder may proceed to protect and enforce its rights by a suit in equity, action at law, or other appropriate proceedings, whether for the specific performance of any agreement contained herein or in the Note, or for an injunction against a violation of any of the terms or provisions hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. The Company shall pay to Holder, upon demand, all expenses incurred by Holder in connection with the collection of the indebtedness evidenced by the Note after an Event of Default, the enforcement of this Agreement or, the Note and in curing any defaults under this Agreement or the Note, with interest thereon at the greater of 3% above the Prime Rate or 15% per annum from the date incurred until paid.

                                   ARTICLE IX
                                  MISCELLANEOUS

        Section 9.01. Notices. Any notice, request, demand, statement, authorization, approval, consent or acceptance made hereunder shall be in writing and shall be hand delivered or sent by Federal Express or other reputable overnight courier service, or by registered or certified mail, return receipt. requested, postage prepaid and shall be deemed given (i) when received at the following addresses if hand delivered or sent by Federal Express, or other reputable overnight courier service, and (ii) three business days after being postmarked and addressed as follows if sent by registered or certified mail, return receipt requested:

               If to the Company:

                      Molecular Innovations, Inc.
                      717 Yosemite Circle Denver, Colorado 80220
                      Attention: John H. Wheeler

               with a copy to:

                      Holme Roberts & Owen LLP
                      1401 Pearl Street, Suite 400 Boulder, Colorado 80302
                      Attention: Paul E. Smith

               If to Holder:

                      Ansys Diagnostics, Inc.
                      25200 Commerce Centre Drive
                      Lake Forest, California 92630.
                      Attention: Stephen Schultheis

               with a copy to:

                      Smith, Silbar, Parker & Woffinden, LLP
                      19100 Von Karman Avenue
                      Suite 400
                      Irvine, California 92612
                      Attn:  Lisa Welch Silbar

Each party may designate a change of address by notice to the other party, given as provided above at least fifteen days before such change of address is to become effective.

        Section 9.02. Waivers. Holder may at any time and from time to time waive any one or more of the conditions or provisions contained herein, but any such waiver shall not be deemed to be, or construed as, a further or continuing waiver of any such condition or provision.

        Section 9.03. Time of Essence. Time is of the essence of this Agreement and all of its provisions.

        Section 9.04. Binding Upon Successors. All agreements, covenants, conditions and provisions of this Agreement shall inure to and bind the successors and assigns of all parties hereto (except as otherwise prohibited by this Agreement).

        Section 9.05. Construction of Agreement. The titles and headings of the Sections of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such Sections and shall not be given any consideration in the construction of this Agreement.

        Section 9.06. Modification. This Agreement may not be modified, amended or terminated, except by an agreement in writing executed by the parties hereto. The Company acknowledges that this Agreement set forth the entire agreement and understanding of Holder and the Company with respect to the purchase of the Note by Holder and that no oral or other agreements, understandings, representations or warranties exist with respect to the Note other than those set forth in this Agreement.

        Section 9.07 Severability. If any term, covenant or provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or provision.

        Section 9.08. Governing Law. This Agreement shall be governed and construed under the laws of the State of Colorado.

        Section 9.09. Obligations Absolute. The Company acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Agreement or with respect to the obligations of the Company under this Agreement, except those specifically set forth in this Agreement.

        Section 9.10. Jurisdiction. The Company agrees to submit to personal jurisdiction in the State of Colorado in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the Company hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the Company in any such action or proceeding may be obtained within or without the jurisdiction of any court located in Colorado and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the Company by registered or certified mail to or by personal service at the address set forth above whether such address be within or without the jurisdiction of any such court. At the option of Holder, an action may be brought to enforce this Agreement, the Note in the District Court in and for the County of Boulder, State of Colorado, or in any other court in which venue and jurisdiction are proper. The Company hereby consents to such venue and jurisdiction.

        Section 9.11. Waiver of Jury Trial. The Company hereby irrevocably and unconditionally waives, and Holder by its acceptance of this Agreement irrevocably and unconditionally waives, any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to this Agreement or, the Note.

        Section 9.12. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       MOLECULAR INNOVATIONS, INC.,
                                       a Delaware corporation


                                       By:    /s/ Jack H. Wheeler
                                              ----------------------------------
                                       Name:  Jack H. Wheeler
                                              ----------------------------------
                                       Title: President & CEO
                                              ----------------------------------


                                       ANSYS DIAGNOSTICS, INC.,
                                       a California corporation



                                       By:    /s/ Stephen K. Schultheis
                                              ----------------------------------
                                       Name:  Stephen K. Schultheis
                                              ----------------------------------
                                       Title: President & CEO
                                              ----------------------------------

Exhibits and Disclosure Schedules to Convertible Note Purchase Agreement:

Exhibit A -- Form of Convertible Note
Exhibit B -- Financial Statements


Schedule 4.04 -- Capital Structure
Schedule 4.05 -- Financial Statements
Schedule 4.06 -- Absence of Changes
Schedule 4.09 -- Affirmation of Series B Preferred Stock Purchase
                 Representations and Warranties

ANSYS agrees to furnish to the Securities and Exchange Commission a copy of the foregoing exhibits and schedules upon request of the Securities and Exchange Commission.